Exhibit 10.24

Execution Version

FIFTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of May 10, 2012

AMONG

WINDSOR PERMIAN LLC

AS BORROWER,

WELLS FARGO BANK, N.A.

AS ADMINISTRATIVE AGENT,

AMEGY BANK NATIONAL ASSOCIATION AND

U.S. BANK NATIONAL ASSOCIATION

AS CO-SYNDICATION AGENTS,

AND

THE LENDERS PARTY HERETO

SOLE BOOKRUNNER AND LEAD ARRANGER

WELLS FARGO SECURITIES, LLC

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) dated as of May 10, 2012, among WINDSOR PERMIAN LLC, a Delaware limited liability company, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and WELLS FARGO BANK, N.A. (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.    The Borrower, BNP Paribas, as administrative agent (the “Initial Administrative Agent”), and the Lenders are parties to that certain Credit Agreement dated as of October 15, 2010 as amended by that certain First Amendment dated as of January 31, 2011, that certain Second Amendment dated as of August 4, 2011, that certain Third Amendment to Credit Agreement dated as of October 13, 2011 and that certain Fourth Amendment dated as of December 30, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.    The Initial Administrative Agent, Wells, the Borrower and the Lenders entered into that certain Resignation, Consent and Appointment Agreement and Amendment Agreement pursuant to which, among other things, the Initial Administrative Agent resigned as administrative agent on behalf of the Lenders under the Credit Agreement and the other Loan Documents and Wells accepted the appointment as administrative agent on behalf of the Lenders under the Credit Agreement and the other Loan Documents.

C.    In connection with the assignment to Wells as Administrative Agent, Wells Fargo Securities, LLC was appointed Sole Bookrunner and Lead Arranger.

D.    The Borrower has requested and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein.

E.    Now, therefore, to induce the Administrative Agent and all of Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.

Section 2    Amendments to Credit Agreement.

2.1    Amendment to Section 1.02. Section 1.02 is hereby amended by:

(a)    deleting the defined terms “Agreement” in its entirety and replacing it with the following:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment dated as of January 31, 2011, that certain Second Amendment dated as of August 4, 2011, that certain Third Amendment dated as of October 13, 2011 and that certain Fourth Amendment dated as of December 30, 2011, the certain Fifth Amendment dated as of May 10, 2012, as the same may from time to time be amended, modified, supplemented or restated.”

(b)    Adding the following defined term in the appropriate alphabetical order:

“‘Subordinated Debt’ means, except as permitted in Section 9.04(b), Debt (i) in an initial principal amount not to exceed $30,000,000, (ii) with interest no greater than 8% per annum and payable only in kind, (iii) with a maturity date no earlier than 91 days after the Maturity Date, (iv) subordinate in all respects to the Indebtedness and (v) unsecured.”

2.2    Amendment to Section 9.02. Section 9.02 is hereby amended by renumbering 9.02(h) as 9.02(i) and adding the following as 9.02(h):

2.3    “(h) the Subordinated Debt.”

2.4    Amendment to Section 9.04. Section 9.04 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.04    Dividends, Distributions and Restricted Payments.

(a)    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except that the Borrower may declare and pay (a) dividends or distributions with respect to its Equity Interests payable solely in additional membership interests of its Equity Interests (other than Disqualified Capital Stock), (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing, the Borrower may make tax distributions to its members in accordance with the terms of its limited liability company agreement in an amount equal to the highest marginal tax rate applicable to aggregate federal and state income tax liability of such members, as calculated in accordance with the terms thereof and (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

(b)    Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to: (i) call, make or offer to make any optional Redemption of or otherwise optionally Redeem whether in whole or in part or repay the Subordinated Debt issued under Section 9.02(h) or make any interest payment on such Subordinated Debt in cash, except with the proceeds of the sale or issuance of Equity Interests of the Borrower or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing the Subordinated Debt, or any indenture, agreement, instrument, certificate or other document relating to the Subordinated Debt incurred under Section 9.02(h) if (A) the effect of such amendment, modification or waiver is to shorten the final maturity to a date that is earlier than the date that is 91 days after the Maturity Date then in effect, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (B) such action adds covenants, events of default or other agreements to the extent more restrictive, taken as a whole, than those contained in this Agreement, as determined by the board of directors of the Borrower in its reasonable and good faith judgment, or (C) such action adds collateral to secure the Subordinated Debt.”

Section 3    Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

3.1    The Administrative Agent shall have received from the Majority Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Person.

3.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.3    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fifth Amendment.

3.4    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4    Miscellaneous.

4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.

4.2    Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment:

(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

(ii)    no Default or Event of Default has occurred and is continuing, and

(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4    NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.5    GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

4.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7    Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.9    Loan Document. This Fifth Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

BORROWER:	WINDSOR PERMIAN LLC

	By:	/s/ Teresa L. Dick
Name: Teresa L. Dick
Title: CFO

Windsor Fifth Amendment Signature Page 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ Matt Turner
Name: Matt Turner
Title: Vice President

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ Matt Turner
Name: Matt Turner
Title: Vice President

Windsor Fifth Amendment Signature Page 2

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ J.B. Askew
Name: J.B. Askew
Title: Officer

Windsor Fifth Amendment Signature Page 3

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name: Tara McLean
Title: Vice President

Windsor Fifth Amendment Signature Page 4

WEST TEXAS NATIONAL BANK

By:	/s/ Mark McKinney
Name: Mark McKinney
Title: Senior Vice President

Windsor Fifth Amendment Signature Page 5

BNP PARIBAS

By:	/s/ PJ De Filippis
Name: PJ De Filippis
Title: MD

By:	/s/ Mylene Dao
Name: Mylene Dao
Title: MD

Windsor Fifth Amendment Signature Page 6